UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date Of Report (Date of Earliest Event Reported) June 15, 2011

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-32647	76-0362774
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On June 15, 2011, ATP Oil & Gas Corporation (the “Company”) entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named in Schedule A of the Underwriting Agreement (collectively, the “Underwriters”), relating to the issuance and sale of 1,500,000 shares of 8.00% Convertible Perpetual Preferred Stock, Series B, par value $0.001 per share and liquidation preference of $100 per share (the “Series B Convertible Preferred Stock”). The Underwriters were also granted an option to purchase up to an additional 225,000 shares of Series B Convertible Preferred Stock. The offering of the Series B Convertible Preferred Stock (the “Public Offering”) was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-171268) filed with the Securities and Exchange Commission on December 17, 2010. The Underwriting Agreement contains customary representations, warranties and covenants as well as customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

On June 20, 2011, the Company completed the issuance of 1,725,000 shares of Series B Convertible Preferred Stock in the Public Offering, which included 225,000 shares of Series B Convertible Preferred Stock issued upon the exercise of the Underwriters’ option to purchase additional shares of Series B Convertible Preferred Stock. The issue price of each share of Convertible Preferred Stock was $90.00. The Company received net proceeds from the Public Offering of approximately $123.6 million, after deducting Underwriters’ discounts of approximately $5.2 million and other offering expenses and after paying approximately $26.5 million to enter into the capped call transactions described below.

On June 15, 2011, the Company entered into an amended and restated letter agreement with Credit Suisse International, c/o Credit Suisse Securities (USA) LLC (the “Letter Agreement”), relating to capped call transactions. The capped call transactions will initially cover up to approximately 14.1 million shares of the Company’s common stock. The capped call transactions will have an initial strike price of $22.20 and an initial cap price of $27.50, each subject to certain anti-dilution adjustments.

A copy of each of the Underwriting Agreement and Letter Agreement is filed as Exhibit 1.1 and 10.1, respectively, to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the Statement of Resolutions Establishing the Series B Convertible Preferred Stock (the “Statement of Resolutions”), each share of Series B Convertible Preferred Stock is convertible, at the holders option, into a number of shares of the Company’s common stock equal to the liquidation preference of $100 divided by the conversion price, which is initially $22.20 per share and is subject to specified adjustments. This results in an initial conversion rate of approximately 4.5045 shares of common stock per share of Convertible Preferred Stock. Based on the initial conversion price, approximately 7,770,263 shares of Common Stock would be issuable upon conversion of all of the outstanding shares of the Convertible Preferred Stock.

The annual dividend on each share of Series B Convertible Preferred Stock is $8.00 and is payable quarterly, in arrears, on each January 1, April 1, July 1 and October 1, commencing on October 1, 2011, when, as and if declared by the Company’s board of directors. No dividends will accrue or accumulate prior to June 20, 2011. The Company may, at its option, pay dividends in cash, common stock or any combination thereof.

Except as required by law or the Company’s Amended and Restated Certificate of Formation, holders of the Series B Convertible Preferred Stock will have no voting rights unless dividends fall into arrears for six quarterly periods. Until such arrearage is paid in full, the holders will be entitled to elect two directors and the number of directors on the Company’s board of directors will increase by that same number.

At any time on or after October 1, 2014, the Company may at its option cause all outstanding shares of the Series B Convertible Preferred Stock to be automatically converted into common stock at the then-prevailing conversion price, if the closing sale price of the Company’s common stock exceeds 150% of the then-prevailing conversion price for a specified period prior to the conversion.

If a holder elects to convert shares of Series B Convertible Preferred Stock upon the occurrence of certain specified fundamental changes, the Company may be obligated to deliver an additional number of shares above the applicable conversion rate to compensate the holder for lost option value.

In addition, pursuant to the Statement of Resolutions, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its common stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series B Convertible Preferred Stock. These restrictions are more fully set forth in the Statement of Resolutions described in Item 5.03 and attached as Exhibit 3.1 to this Current Report on Form 8-K, the terms of which are incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 is hereby incorporated by reference. The Statement of Resolutions, which authorizes a total of 1,725,000 shares of 8% Convertible Perpetual Preferred Stock, Series B, was filed with the Secretary of State of the State of Texas on June 17, 2011 and was effective upon filing.

Item 8.01. Other Events.

On June 14, 2011, the Company issued a press release announcing the initiation of the Public Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On June 15, 2011, the Company issued a press release announcing pricing of the Public Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On June 20, 2011, the Company issued a press release announcing consummation of the transactions contemplated in the Public Offering. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

1.1	Underwriting Agreement dated June 15, 2011 among the Company and Credit Suisse Securities (USA) LLC, as representative of the several Underwriters named therein.

3.1	Statement of Resolutions Establishing the 8.00% Convertible Perpetual Preferred Stock, Series B of ATP Oil & Gas Corporation.

4.1	Form of Stock Certificate for 8.00% Convertible Perpetual Preferred Stock, Series B.

10.1	Amended and restated letter agreement dated June 15, 2011 between the Company and Credit Suisse International, c/o Credit Suisse Securities USA LLC relating to the capped call transactions.

12.1	Ratio of Combined Fixed Charges and Preference Dividends to Earnings

99.1	Press Release dated June 14, 2011.

99.2	Press Release dated June 15, 2011.

99.3	Press Release dated June 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATP OIL & GAS CORPORATION

Date: June 21, 2011	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr.
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

1.1	Underwriting Agreement dated June 15, 2011 among the Company and Credit Suisse Securities (USA) LLC, as representative of the several Underwriters named therein.

3.1	Statement of Resolutions Establishing the 8.00% Convertible Perpetual Preferred Stock, Series B of ATP Oil & Gas Corporation.

4.1	Form of Stock Certificate for 8.00% Convertible Perpetual Preferred Stock, Series B.

10.1	Amended and restated letter agreement dated June 15, 2011 between the Company and Credit Suisse International, c/o Credit Suisse Securities USA LLC relating to the capped call transactions.

12.1	Ratio of Combined Fixed Charges and Preference Dividends to Earnings

99.1	Press Release dated June 14, 2011.

99.2	Press Release dated June 15, 2011.

99.3	Press Release dated June 20, 2011.